Exhibit 23.22

CONSENT OF QUALIFIED PERSON

August 22, 2024

Re:	Registration Statement (as defined below) to be filed by McEwen Mining Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”)

I, Daniel D. Downton, consent to:

•	the use of the technical report titled “Technical Report Summary on the Initial Assessment of the Fox Complex” (the “Technical Report Summary”), that is current as of December 31, 2021, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC under the Securities Act of 1933, as amended (the “Act”), as referenced in the Registration Statement on Form S-8 to which this consent is being filed by the Company with the SEC as an exhibit (collectively with any amendments thereto, or prospectuses or prospectus supplements forming a part thereof, the “Registration Statement”);

•	the use of and reference to my name, by incorporation by reference or otherwise, in the Registration Statement, including any reference to my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC under the Act), in connection with such use in the Registration Statement; and

•	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Registration Statement and the use in the Registration Statement, by incorporation by reference or otherwise, of any quotation from, or summarization of, the Technical Report Summary and any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me that is included or incorporated by reference in the Registration Statement.

For purposes of the foregoing, I confirm that I am responsible for authoring, and this consent pertains to, the Technical Report Summary. I certify that I have read the quotations from and summarizations of, as applicable, the Technical Report Summary used or incorporated by reference in the Registration Statement and that they fairly and accurately represent in all material respects the corresponding information in the Technical Report Summary.

By:	/s/ Daniel D. Downton
Name:	Daniel D. Downton, P. Geo.
McEwen Mining Inc.